EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: October 29, 2025

SR RR AGGREGATOR, LLC

By: /s/ Peter Comisar

Name: Peter Comisar

Title: Chief Executive Officer

STORY3 CAPITAL PARTNERS, LLC

By: /s/ Peter Comisar

Name: Peter Comisar

Title: Chief Executive Officer

RISING SONS CAPITAL, LLC

By: /s/ Peter Comisar

Name: Peter Comisar

Title: Member

PETER COMISAR

/s/ Peter Comisar